Exhibit 99.1

2941 Fairview Park Drive

Suite 100

Falls Church, VA 22042-4513

www.generaldynamics.com

News

January 25, 2012

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Fourth-quarter,

Full-year 2011 Performance

•	Net cash provided by operating activities totals $2 billion in fourth quarter, $3.2 billion for full year
•	Company-wide sales increase over prior periods

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2011 fourth-quarter earnings from continuing operations of $603 million, or $1.68 per share on a fully diluted basis, compared to 2010 fourth-quarter earnings from continuing operations of $729 million, or $1.91 per share fully diluted.

Fourth-quarter earnings were impacted by charges taken at the company’s Switzerland-based aircraft-completions business totaling $189 million. The charges comprise a $111 million non-cash impairment of an intangible asset related to the business and $78 million in contract losses.

“Jet Aviation’s aircraft-completions business continued to face lower OEM business-jet volume and delays in several narrow-body and wide-body aircraft which are nearing delivery,” said Jay L. Johnson, chairman and chief executive officer. “We have taken appropriate steps to address these issues.

“The charges taken in our completions business mask an otherwise solid fourth-quarter performance by General Dynamics, marked by excellent cash generation, delivery of the first 12 Gulfstream G650 production aircraft to the final phase of manufacturing, and strong margins in our defense businesses,” Johnson continued.

Revenue and Full-year Earnings

Fourth-quarter 2011 revenue was $9.1 billion, and revenue was $32.7 billion for the full year. Full-year 2011 earnings from continuing operations were $2.55 billion, or $6.94 per share on a fully diluted basis, compared to $2.63 billion and $6.82 per share, respectively, for 2010.

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Margins

Company-wide operating margins, which include the impact of the charges in Aerospace, were 10.4 percent for the fourth quarter and 11.7 percent for the full year. These margins reflect the continued strong performance in the company’s defense groups, each of which increased their operating margins in the quarter and for the year.

Cash

Net cash provided by operating activities totaled $2 billion in the fourth quarter and $3.2 billion for the full year. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $1.8 billion in the quarter and $2.8 billion for the year. Free cash flow exceeded earnings from continuing operations in the fourth quarter and for the full year, benefitting from progress payments received by the Aerospace group as the new Gulfstream G650 business-jet aircraft received provisional type certification and the first 12 production aircraft were delivered into final-phase manufacturing.

Backlog

The company’s total backlog was $57.4 billion at the end of the year. In the fourth quarter, orders were particularly strong for combat vehicle production and improvements, both domestically and internationally. Gulfstream also enjoyed healthy demand across its product portfolio in the quarter, and for the full year recorded the highest number of orders for new aircraft since the introduction of the G650 in 2008.

Estimated potential contract value, representing management’s estimate of the value of unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised contract options, increased to $28 billion at year-end 2011. Total potential contract value, the sum of all backlog components, was $85.4 billion at the end of the year.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 95,100 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities-analyst conference call at 11:30 a.m. Eastern Standard Time on Wednesday, January 25, 2012. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 2 p.m. January 25 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 99298277. The phone replay will be available from 2 p.m. January 25 until midnight February 1, 2012.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2010	2011	$	%
Revenues	$8,601	$9,147	$546	6.3%
Operating costs and expenses	7,525	8,197	(672)

Operating earnings	1,076	950	(126)	(11.7)%

Interest, net	(33)	(38)	(5)
Other, net	—	(1)	(1)

Earnings from continuing operations before income taxes	1,043	911	(132)	(12.7)%

Provision for income taxes	314	308	6

Earnings from continuing operations	$729	$603	$(126)	(17.3)%

Discontinued operations, net of tax	—	—	—

Net earnings	$729	$603	$(126)	(17.3)%

Earnings per share—basic
Continuing operations	$1.94	$1.69	$(0.25)	(12.9)%
Discontinued operations	$—	$—	$—

Net earnings	$1.94	$1.69	$(0.25)	(12.9)%

Basic weighted average shares outstanding (in millions)	376.7	356.2

Earnings per share—diluted
Continuing operations	$1.91	$1.68	$(0.23)	(12.0)%
Discontinued operations	$—	$—	$—

Net earnings	$1.91	$1.68	$(0.23)	(12.0)%

Diluted weighted average shares outstanding (in millions)	380.9	359.4

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EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2010	2011	$	%
Revenues	$32,466	$32,677	$211	0.6%
Operating costs and expenses	28,521	28,851	(330)

Operating earnings	3,945	3,826	(119)	(3.0)%

Interest, net	(157)	(141)	16
Other, net	2	33	31

Earnings from continuing operations before income taxes	3,790	3,718	(72)	(1.9)%

Provision for income taxes	1,162	1,166	(4)

Earnings from continuing operations	$2,628	$2,552	$(76)	(2.9)%

Discontinued operations, net of tax	(4)	(26)	(22)

Net earnings	$2,624	$2,526	$(98)	(3.7)%

Earnings per share—basic
Continuing operations	$6.89	$7.01	$0.12	1.7%
Discontinued operations	$(0.01)	$(0.07)	$(0.06)

Net earnings	$6.88	$6.94	$0.06	0.9%

Basic weighted average shares outstanding (in millions)	381.2	364.1

Earnings per share—diluted
Continuing operations	$6.82	$6.94	$0.12	1.8%
Discontinued operations	$(0.01)	$(0.07)	$(0.06)

Net earnings	$6.81	$6.87	$0.06	0.9%

Diluted weighted average shares outstanding (in millions)	385.2	367.5

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2010	2011	$	%
Revenues:
Aerospace	$1,268	$1,857	$589	46.5%
Combat Systems	2,696	2,611	(85)	(3.2)%
Marine Systems	1,701	1,758	57	3.4%
Information Systems and Technology	2,936	2,921	(15)	(0.5)%

Total	$8,601	$9,147	$546	6.3%

Operating earnings:
Aerospace	$210	$73	$(137)	(65.2)%
Combat Systems	400	388	(12)	(3.0)%
Marine Systems	177	190	13	7.3%
Information Systems and Technology	311	315	4	1.3%
Corporate	(22)	(16)	6	27.3%

Total	$1,076	$950	$(126)	(11.7)%

Operating margins:
Aerospace	16.6%	3.9%
Combat Systems	14.8%	14.9%
Marine Systems	10.4%	10.8%
Information Systems and Technology	10.6%	10.8%
Total	12.5%	10.4%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2010	2011	$	%
Revenues:
Aerospace	$5,299	$5,998	$699	13.2%
Combat Systems	8,878	8,827	(51)	(0.6)%
Marine Systems	6,677	6,631	(46)	(0.7)%
Information Systems and Technology	11,612	11,221	(391)	(3.4)%

Total	$32,466	$32,677	$211	0.6%

Operating earnings:
Aerospace	$860	$729	$(131)	(15.2)%
Combat Systems	1,275	1,283	8	0.6%
Marine Systems	674	691	17	2.5%
Information Systems and Technology	1,219	1,200	(19)	(1.6)%
Corporate	(83)	(77)	6	7.2%

Total	$3,945	$3,826	$(119)	(3.0)%

Operating margins:
Aerospace	16.2%	12.2%
Combat Systems	14.4%	14.5%
Marine Systems	10.1%	10.4%
Information Systems and Technology	10.5%	10.7%
Total	12.2%	11.7%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2010	December 31, 2011
ASSETS
Current assets:
Cash and equivalents	$2,613	$2,649
Accounts receivable	3,848	4,452
Contracts in process	4,873	5,168
Inventories	2,158	2,310
Other current assets	694	789

Total current assets	14,186	15,368

Noncurrent assets:
Property, plant and equipment, net	2,971	3,284
Intangible assets, net	1,992	1,813
Goodwill	12,649	13,576
Other assets	747	842

Total noncurrent assets	18,359	19,515

Total assets	$32,545	$34,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$773	$23
Accounts payable	2,736	2,895
Customer advances and deposits	4,465	5,011
Other current liabilities	3,203	3,216

Total current liabilities	11,177	11,145

Noncurrent liabilities:
Long-term debt	2,430	3,907
Other liabilities	5,622	6,599

Total noncurrent liabilities	8,052	10,506

Shareholders’ equity:
Common stock	482	482
Surplus	1,729	1,888
Retained earnings	17,076	18,917
Treasury stock	(4,535)	(5,743)
Accumulated other comprehensive loss	(1,436)	(2,312)

Total shareholders’ equity	13,316	13,232

Total liabilities and shareholders’ equity	$32,545	$34,883

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2010	December 31, 2011
Cash flows from operating activities:
Net earnings	$2,624	$2,526
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	345	354
Amortization of intangible assets	224	238
Intangible asset impairment	—	111
Stock-based compensation expense	118	128
Excess tax benefit from stock-based compensation	(18)	(24)
Deferred income tax provision	56	14
Discontinued operations, net of tax	4	26
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(152)	(420)
Contracts in process	(334)	(62)
Inventories	(23)	(186)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	366	17
Customer advances and deposits	30	629
Other current liabilities	(285)	86
Other, net	31	(199)

Net cash provided by operating activities	2,986	3,238

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(233)	(1,560)
Purchases of held-to-maturity securities	(468)	(459)
Maturities of held-to-maturity securities	605	441
Capital expenditures	(370)	(458)
Purchases of available-for-sale securities	(226)	(373)
Maturities of available-for-sale securities	126	235
Other, net	158	200

Net cash used by investing activities	(408)	(1,974)

Cash flows from financing activities:
Proceeds from fixed-rate notes	—	1,497
Purchases of common stock	(1,185)	(1,468)
Repayment of fixed-rate notes	(700)	(750)
Dividends paid	(631)	(673)
Proceeds from option exercises	277	198
Other, net	13	(5)

Net cash used by financing activities	(2,226)	(1,201)

Net cash used by discontinued operations	(2)	(27)

Net increase in cash and equivalents	350	36
Cash and equivalents at beginning of period	2,263	2,613

Cash and equivalents at end of period	$2,613	$2,649

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2010	Year-to-date	Fourth Quarter 2011	Year-to-date
	Quarter		Quarter
Non-GAAP Financial Measures:
Free cash flow from operations:
Net cash provided by operating activities	$1,419	$2,986	$2,026	$3,238
Capital expenditures	(151)	(370)	(185)	(458)

Free cash flow from operations (A)	$1,268	$2,616	$1,841	$2,780

Return on invested capital:
Earnings from continuing operations	$2,628		$2,552
After-tax interest expense	116		106
After-tax amortization expense	155		163

Net operating profit after taxes	2,899		2,821
Average debt and equity	16,587		17,123

Return on invested capital (B)	17.5%		16.5%

Other Financial Information:
Return on equity (C)	20.2%		18.8%
Debt-to-equity (D)	24.1%		29.7%
Debt-to-capital (E)	19.4%		22.9%
Book value per share (F)	$35.79		$37.12
Total taxes paid	$310		$279
Company-sponsored research and development (G)	$124		$154
Employment	90,000		95,100
Sales per employee (H)	$358,100		$358,600
Shares outstanding	372,052,313		356,437,880

(A)	We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital (ROIC) is a measurement that is useful to investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Fourth Quarter 2011
Aerospace	$17,618	$289	$17,907	$—	$17,907
Combat Systems	10,283	1,137	11,420	3,453	14,873
Marine Systems	9,364	9,140	18,504	2,163	20,667
Information Systems and Technology	7,434	2,145	9,579	22,384	31,963

Total	$44,699	$12,711	$57,410	$28,000	$85,410

Third Quarter 2011
Aerospace	$18,306	$318	$18,624	$—	$18,624
Combat Systems	9,078	1,304	10,382	3,763	14,145
Marine Systems	10,269	8,611	18,880	2,044	20,924
Information Systems and Technology	8,248	2,389	10,637	21,429	32,066

Total	$45,901	$12,622	$58,523	$27,236	$85,759

Fourth Quarter 2010
Aerospace	$17,443	$378	$17,821	$1,361	$19,182
Combat Systems	10,908	892	11,800	4,645	16,445
Marine Systems	7,050	13,069	20,119	584	20,703
Information Systems and Technology	7,978	1,843	9,821	15,196	25,017

Total	$43,379	$16,182	$59,561	$21,786	$81,347

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

FOURTH QUARTER 2011 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant defense contract orders during the fourth quarter of 2011:

Combat Systems

•	$950 from the Canadian government to modernize 550 LAV III combat vehicles.

•	$800 from the U.S. Army under the Stryker program for the production of 277 Stryker vehicles and contractor logistics support.

•	$315 from the Army for the production of 125 M1A1 Abrams tank kits for the Egyptian co-production program.

•	$125 from the Army to produce 73 Light Armored Vehicles (LAVs) for an international military customer.

•	$100 from the U.S. Marine Corps under the mine-resistant, ambush-protected (MRAP) vehicle program for RG-31 upgrade kits.

•	$75 from the Swiss Army for the production of 70 Duro Armoured Personnel Carriers.

Marine Systems

•	$280 from the U.S. Navy for the conversion of nuclear submarines to moored training ship platforms and associated support yard services.

•	$60 from the Navy to operate and maintain large, medium-speed, roll-on/roll-off (LMSR) vessels.

•	$35 from the Navy for the fitting-out of the San Antonio-class amphibious assault dock ship (LPD) USS San Diego. The award also includes an option for work on two additional ships.

Information Systems and Technology

•	$95 from the Navy for production and support of U.S. and U.K. Trident II submarine weapons systems. The contract has a maximum value of $225 if all options are exercised.

•	$60 from the Army for information technology support and modernization at the Alexandria, Virginia, Mark Center.

•	$60 from the Army to provide information technology and help desk support to the Army’s intelligence and security branch.

•	$40 from the U.S. Air Force for networking and computing products and support under the Network-Centric Solutions (NETCENTS) program.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	Fourth Quarter		Twelve Months
	2010	2011	2010	2011
Gulfstream Green Deliveries (units):
Large aircraft	18	30	75	90
Mid-size aircraft	2	5	24	17

Total	20	35	99	107

Gulfstream Outfitted Deliveries (units):
Large aircraft	20	20	74	78
Mid-size aircraft	4	7	15	21

Total	24	27	89	99

Pre-owned Deliveries (units):	1	1	7	5

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